UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MEDTRONIC PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! MEDTRONIC PLC 2022 Annual General Meeting Vote by December 7, 2022 at 11:59 PM ET. For shares held in the Medtronic plc SIP and the Medtronic Puerto Rico Employee's SIP, vote by December 5, 2022 at 11:59 PM ET. MEDTRONIC PLC ATTN: ANNE ZIEBELL 710 MEDTRONIC PARKWAY MS LC300 MINNEAPOLIS, MN 55432-5604 D90387-P80085 You invested in MEDTRONIC PLC and it's time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on December 8, 2022. Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 24, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com control # Smartphones users Point your camera here and vote without entering a control number vote in Person at the Meeting* December 8, 2022 8:00 AM local time, dublin, Ireland Shelbourne Hotel 27 St Stephen's Green Dublin, Ireland. * Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Electing, by separate resolutions, the eleven director nominees named in the proxy statement to hold office until the 2023 Annual General Meeting of Medtronic plc (the "Company"); **Nominees:**	
1a. Richard H. Anderson	For
1b. Craig Arnold	For
1c. Scott C. Donnelly	For
1d. Lidia L. Fonseca	For
1e. Andrea J. Goldsmith, Ph.D.	For
1f. Randall J. Hogan, III	For
1g. Kevin E. Lofton	For
1h. Geoffrey S. Martha	For
1i. Elizabeth G. Nabel, M.D.	For
1j. Denise M. O'Leary	For
1k. Kendall J. Powell	For
2. Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year 2023 and authorizing, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor's remuneration;	For
3. Approving, on an advisory basis, the Company's executive compensation;	For
4. Renewing the Board of Directors' authority to issue shares under Irish law;	For
5. Renewing the Board of Directors' authority to opt out of pre-emption rights under Irish law; and	For
6. Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares.	For

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